Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts
Investor Relations:	Media:
Mary Bashore	Jennifer Anderson
Orchid Cellmark Inc.	GendeLLindheim BioCom Partners
(609) 750-2324	(212) 918-4642

ORCHID CELLMARK APPOINTS JAMES F. SMITH CHIEF FINANCIAL OFFICER

PRINCETON, N.J., October 9, 2007 – Orchid Cellmark Inc. (Nasdaq:ORCH), a leading worldwide provider of identity DNA testing services, today announced the appointment of James F. Smith as Vice President and Chief Financial Officer. Mr. Smith will report directly to Thomas A. Bologna, Orchid Cellmark’s President and Chief Executive Officer.

Mr. Smith, age 57, brings to Orchid Cellmark more than 25 years of extensive domestic and international experience in financial management, including internal controls, financial and SEC reporting and treasury operations. Most recently, Mr. Smith served as Executive Vice President and Chief Financial Officer of Aphton Corporation. Prior to joining Aphton, he served as Vice President and Global Controller of Ansell (Healthcare) Ltd. Mr. Smith also held senior finance/accounting positions for Wyeth and American Cyanamid Company. After graduating from Quinnipiac University with a degree in accounting, Mr. Smith started his accounting career at PricewaterhouseCoopers. He is licensed as a certified public accountant.

Thomas A. Bologna, Chief Executive Officer of Orchid said, “Jim is an experienced financial officer with the knowledge and skills that we believe will serve our company well. His strong operational background coupled with his management skills and strategic expertise are consistent with the attributes that we were seeking in our search for a proven Chief Financial Officer.”

About Orchid Cellmark

Orchid Cellmark Inc. is a leading international provider of DNA testing services for human identity testing and agricultural applications. In the human identity area, Orchid Cellmark provides DNA testing services for forensic investigation, paternity testing and family relationship analysis and security applications. In the agriculture field, Orchid Cellmark provides DNA testing services for selective trait breeding. Orchid Cellmark’s strong market positions in these segments reflect the company’s accredited laboratories in the U.S. and U.K., its innovative genetic analysis technologies and expertise and the world-renowned Cellmark brand that has been associated with exceptional quality, reliability and customer service for nearly two decades. More information on Orchid Cellmark can be found at www.orchid.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Orchid Cellmark’s expectations with respect to Mr. Smith’s knowledge, skills and role in the company. Such statements are subject to the risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid Cellmark’s products and services, dependence on government funding and collaborations, regulatory approvals, competition, intellectual property of others, patent protection, litigation, the timing of release of federal funds, the timing and amount of contracts put up for bid, Orchid Cellmark’s ability to timely and successfully initiate operational efficiencies, lower overhead and other remedial measures and Orchid’s continued relationship with DEFRA. These risks and other additional factors affecting these statements and Orchid Cellmark’s business are discussed under the headings “Risks Related to Our Business” and “Risks Associated with Our Common Stock” in Orchid Cellmark’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, and in other filings made by Orchid Cellmark with the Securities and Exchange Commission from time to time. Orchid Cellmark expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid Cellmark’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.

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